Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of January 30, 2018 by and among Starboard Value and Opportunity Master Fund Ltd, Starboard Value and Opportunity S LLC, Starboard Value and Opportunity C LP, Starboard Value LP, Starboard Value GP LLC, Starboard Principal Co LP, Starboard Principal Co GP LLC, Starboard Value R LP, Starboard Value R GP LLC, Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld (collectively, “Starboard”), BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc. and Bradley L. Radoff (collectively, the “Existing Members”) and Kristen O’Hara, Clifford Press, George A. Riedel and Edward Terino (the “New Members”).

WHEREAS, the Existing Members are parties to that certain Group Agreement dated as of August 21, 2017 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of (i) engaging in discussions with Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”), regarding operating results, cost and capital allocation, opportunities to enhance stockholder value and corporate governance, (ii) taking all action necessary to achieve the foregoing and (iii) taking any other actions the Group (as defined in the Agreement) determines to undertake in connection with their respective investment in the Company, including, but not limited to, a potential solicitation of proxies in furtherance of seeking representation on the Company’s Board of Directors; and

WHEREAS, the New Members desire to join the Group formed by the Existing Members.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.            Effective immediately, the New Members are joined as parties to the Agreement.

2.            Each of the New Members agrees to be bound by the terms of the Agreement, including the obligations of a member of the Group, the terms of which are incorporated herein and made a part hereof.

3.            Each of the New Members agrees that so long as the Agreement is in effect, each such New Member will provide Starboard advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company which he or she has, or would have, direct or indirect beneficial ownership so that Starboard has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by such New Member. Each of the New Members agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Starboard.

4.            Each of the New Members agrees that so long as the Agreement is in effect, each such New Member shall provide written notice to Starboard and Olshan Frome Wolosky LLP of (i) any of his or her purchases or sales of securities of the Company; or (ii) any securities of the Company over which he or she acquires or disposes of beneficial ownership. Notice shall be given no later than twenty-four (24) hours after each such transaction.

5.            This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By: Starboard Value LP,

its investment manager

Starboard Value and Opportunity S LLC

By: Starboard Value LP,

its manager

Starboard Value and Opportunity C LP

By: Starboard Value R LP,

its general partner

STARBOARD VALUE R LP

By: Starboard Value R GP LLC,

its general partner

STARBOARD VALUE LP

By: Starboard Value GP LLC,

its general partner

STARBOARD VALUE GP LLC By: Starboard Principal Co LP, its member STARBOARD PRINCIPAL CO LP By: Starboard Principal Co GP LLC, its general partner STARBOARD PRINCIPAL CO GP LLC Starboard Value R GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

/s/ Jeffrey C. Smith
Jeffrey C. Smith
Individually and as attorney-in-fact for Mark R. Mitchell and Peter A. Feld

BLR Partners LP

By:	BLRPart, LP General Partner

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRPart, LP

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRGP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

Fondren Management, LP

By:	FMLP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

FMLP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

/s/ Bradley L. Radoff
Bradley L. Radoff

/s/ Kristen O’Hara
Kristen O’Hara

/s/ Clifford Press
Clifford Press

/s/ George A. Riedel
George A. Riedel

/s/ Edward Terino
Edward Terino